Consent of Independent Accountants


To the Board of Directors of
Artesian Resources Corporation and Subsidiaries:


The audits referred to in our report dated February 5, 1999, included the related financial statement schedule for the years ended December 31, 1998, 1997, and 1996, included and incorporated by reference in this registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our report dated February 5, 1999, included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                    KPMG LLP


Wilmington, Delaware
February 10, 1999